UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 834-7206

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2024, RespireRx Pharmaceuticals Inc. (the “Company” or “RespireRx”) entered into an NIH Service Agreement 1 (“Agreement 1”) and an NIH Service Agreement 2 (“Agreement 2”) with Alien Technology Transfer India Private Limited (“ATT India”), a company incorporated in India and with Alien Technology Transfer USA Inc. (“ATT US”), a company incorporated in the United States with offices in Texas, respectively. These agreements dated July 29, 2024 supersede and replace agreements between the parties dated July 2, 2024.

Both Agreement 1 and Agreement 2 relate to the Company’s EndeavourRx’s GABAkines program.

Pursuant to Agreement 1 ATT India will provide certain services, with respect to the possible identification of and application to the most appropriate funding institutes or centers within the NIH and identification of possible SBIR/STTR targeted solicitations. These would be grant applications. There is no guaranty that an award will be received.

The services are to be provided in two phases, identified as Phase 0 and Phase II. The new contracts no longer contain services for Phase I as the Company and ATT India have agreed to seek a Phase II targeted solicitation rather than a Phase I as in the earlier agreements of July 2, 2024 which are now null and void. According to the National Institutes of Health, a Phase II budget is $2,045,816 for a project timeline between 1 and 3 years.

Fees payable by RespireRx are success based except in cases of early termination. Success fees are 10% of the award amount. In addition, there are support fees of $15,000.00 for Phase II invoiced after the Company enters into a grant agreement with the federal agency.

Pursuant to Agreement 2 ATT US will provide certain services referred to as TABA services and will be performed only if the Company enters into a grant agreement with a federal agency regarding Discretionary Technical and Business Assistance (“TABA”) during Phase II. These services may include regulatory affairs consulting, or an IP (intellectual property) package. Accounting services will be performed if RespireRx successfully accesses Phase II and receives payments by the relevant federal agency in accordance with the grant agreement. Such accounting services would include grant accounting compliance training and other services. Fees for such services are separate from and in addition to the success fees associated with Agreement 1. The TABA fees are $50,000.00 for Phase II and are to be invoiced after the Company requests the first payment regarding the TABA during Phase II from the federal agency. Other services range from $2,400.00 to $3,200.00 per month for Phase II.

The above is a summary of what the Company believes are key the provisions of Agreement 1 and Agreement 2. A copy of the entirety of each is filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. The above summary is qualified in its entirety by this Current Report on Form 8-K including the copy of Agreement 1 between the Company and ATT India and Agreement 2 between the Company and ATT US, each dated July 29, 2024 and filed as Exhibits 10.1 and 10.2, respectively, to such report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*	RespireRx - Alien Technology Transfer India Private Limited Agreement dated July 29, 2024
10.2*	RespireRx - Alien Technology Transfer USA Inc. Agreement dated July 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2024	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer